Exhibit 99.1

FOR IMMEDIATE RELEASE

McCORMICK REAFFIRMS 2009 EARNINGS PER SHARE GUIDANCE

SPARKS, MD, FEBRUARY 18 - - - On January 28, 2009, McCormick & Company, Incorporated (NYSE:MKC) provided earnings per share guidance for fiscal year 2009 in a range of $2.24 to $2.28. This range includes the impact of charges from the Company’s restructuring program which are estimated to be $0.05 in 2009. On a comparable basis, excluding the impact of restructuring charges and unusual items, this is an increase of 7 to 9% versus 2008.

The Company presented today to investors and analysts at the Consumer Analyst Group of New York conference. At this presentation, the Company intended to reaffirm the guidance provided in January. However, during its remarks the Company provided an earnings per share range of $2.23 to $2.27 for 2009 guidance. The Company is issuing this press release to confirm that the correct range for 2009 earnings per share guidance is $2.24 to $2.28.

Forward-looking Information

Certain information contained in this release, including expected trends in net sales and earnings performance, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by external factors such as damage to our reputation or brand name, business interruptions due to natural disasters or similar unexpected events, actions of competitors, customer relationships and financial condition, the ability to achieve expected cost savings and margin improvements, the successful acquisition and integration of new businesses, fluctuations in the cost and availability of raw and packaging materials, and global economic conditions generally which would include the availability of financing, interest and inflation rates as well as foreign currency fluctuations and other risks described in the Company’s filings with the Securities Exchange Commission. Actual results could differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise.

About McCormick

McCormick & Company, Incorporated is a global leader in the manufacture, marketing and distribution of spices, seasonings, specialty foods and flavors to the entire food industry – retail outlets, food manufacturers and food service businesses.

# # #

For information contact:

Corporate Communications: John McCormick (410-771-7110 or

john_mccormick@mccormick.com)

Investor Relations: Joyce Brooks (410-771-7244 or joyce_brooks@mccormick.com)

2/2009